Exhibit 77Q(a)(3)


                                ING EQUITY TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Disciplined Large Cap Fund, and the establishment and designation thereof, there being no shares of such series currently outstanding.


Dated:  March 12, 2007


/s/ John V. Boyer                               /s/ Jock Patton
--------------------------------                --------------------------------
John V. Boyer, as Trustee                       Jock Patton, as Trustee


/s/ Patricia W. Chadwick                        /s/ Sheryl K. Pressler
--------------------------------                --------------------------------
Patricia W. Chadwick, as Trustee                Sheryl K. Pressler, as Trustee


/s/ J. Michael Earley                           /s/ David W.C. Putnam
--------------------------------                --------------------------------
J. Michael Earley, as Trustee                   David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein                       /s/ John G. Turner
--------------------------------                --------------------------------
R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


/s/ Patrick W. Kenny                            /s/ Roger B. Vincent
--------------------------------                --------------------------------
Patrick W. Kenny, as Trustee                    Roger B. Vincent, as Trustee


/s/ Walter H. May                               /s/ Richard A. Wedemeyer
--------------------------------                --------------------------------
Walter H. May, as Trustee                       Richard A. Wedemeyer, as Trustee